AMENDMENT OF SECURITY AGREEMENT

     THIS AMENDMENT OF SECURITY AGREEMENT is executed this 28th day of May, 2003, by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation authorized to do business in the State of Florida f/k/a GALAXY FOODS COMPANY, a Delaware corporation ("Borrower"), and is consented to by SOUTHTRUST BANK, ("Lender"), and is made with regard to the following matters:

                             R E C I T A L S:

     A. On or about March 10, 2000, Borrower executed a security agreement (the "Security Agreement") in favor of Lender setting forth the terms and conditions upon which the Lender was willing to lend the Borrower the sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00) in order to refinance and retire existing indebtedness of Borrower and to provide the Borrower with financing for the acquisition of new equipment, which loan was evidenced by a Note dated March 10, 2000, in the sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00), which was renewed and increased by a future advance in the sum of $1,500,000.00, as evidenced by that certain Renewal Promissory Note dated September 15, 2000, in the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) ("Note One"), which is secured by the Security Agreement, encumbering certain collateral of the Borrower as referenced in said Security Agreement.

     B. On or about October 19, 2000, Borrower executed a Promissory Note in the original principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (herein "Note Two") in favor of Lender secured, in part, by the securities referenced in Exhibit "A" to that certain UCC-1 Financing Statement executed in connection with Note Two by Borrower in favor of Lender, and the Security Agreement was simultaneously modified such that the collateral referenced in the Security Agreement was also made to secure the repayment of the indebtedness evidenced by Note Two.

     C. Borrower has requested and Lender has agreed to make a loan to Borrower for an additional sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (herein the "Future Advance") to be evidenced by that certain Renewal Promissory Note executed by Borrower in favor of Lender dated of even date herewith in the original principal amount of TEN MILLION ONE HUNDRED THIRTY-ONE THOUSAND NINE HUNDRED EIGHTY-FOUR AND 85/100 DOLLARS ($10,131,984.85) conditioned upon the Borrower agreeing to modify the Security Agreement to specifically state that the collateral referenced in the Security Agreement shall continue to secure the repayment of: (i) Note One, as renewed by the Renewal Promissory Note of even date herewith and including the Future Advance of $2,000,000.00; and (ii) Note Two.

          D. Borrower has requested and Lender has agreed to renew and modify the terms of Note Two.

     E. Borrower has requested Lender to amend the terms of the Security Agreement and Lender is agreeable to such amendment.

     THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and for other valuable consideration received by the parties, it is hereby agreed as follows:

          1. Paragraph 2 of the Security Agreement is hereby amended to read as follows:

                    "2.  Indebtedness Secured.  This Security Agreement and
               the Security Interest created hereby secures the payment of all obligations of any kind owing by Debtor to Secured Party whether now existing or hereafter incurred, direct or indirect, primary or secondary, sole or joint and several, contingent or non-contingent, liquidated or non-liquidated, or otherwise, arising from loans, advances, guaranties, endorsements or otherwise, whether related or unrelated to the purpose of the original extension of credit, whether of the same or a different class as the primary obligation, including, without limitation, any sums advanced and any expenses or obligations incurred by Secured Party pursuant to this Security Agreement (including attorneys' fees and costs as provided herein) or any other agreement concerning, evidencing or securing obligations of Debtor to Secured Party, and any liabilities of Debtor to Secured Party arising from any source whatsoever and all extensions, renewals and modifications thereof, including but not limited to: (i) all obligations and indebtedness arising from the loan evidenced by Note One, as renewed of even date herewith (including all renewals, modifications and future advances thereof) and all loan documents related thereto; and (ii) all obligations and indebtedness arising from the loan evidenced by Note Two as renewed of even date herewith (including all renewals, modifications and future advances thereof) and all loan documents related thereto (collectively, the "Indebtedness")."

          2. Paragraph 5, subparagraph (a) of the Security Agreement is hereby amended to read as follows:

                    "(a) will furnish Secured Party within ten (10) days
               after filing with the Securities and Exchange Commission the following: (i) a copy of Debtor's annual report on Form 10-K; and (ii) a copy of Debtor's quarterly reports on Form 10-
               Q. Such reports may by furnished by email and will be deemed furnished if they are publicly available and accessible."

          3. Other than as specifically set forth herein above, the terms and provisions of the
Security Agreement shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have executed this document effective the day and year first above written.

                              GALAXY NUTRITIONAL FOODS, INC.,
                              a Delaware corporation


                              By:  /s/ CHRISTOPHER J. NEW
                                   --------------------------
                                   CHRISTOPHER J. NEW
                                   Chief Executive Officer


                              SOUTHTRUST BANK


                              By:  /s/ TODD H. BANES
                                   --------------------------
                                   TODD H. BANES
                                   Group Vice President